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                                  EXHIBIT 23.1


                                 Larry O'Donnell
                        2280 South Xanadu Way, Suite 370
                                Aurora, CO 80014
                                 (303) 745-4545


March 10, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Telecommunication Products, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2002, Telecommunication Products, Inc.'s audited financial statements for the period ended March 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,

/S/ LARRY O'DONNELL
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LARRY O'DONNELL